                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                BRIGHTPOINT,INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278



                                                                  March 16, 1998



Dear Brightpoint, Inc. Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Brightpoint, Inc. (the "Company") which will be held on Thursday, April 16, 1998, at 10:00 A.M. local time at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Your Board of Directors unanimously believes that the election as directors of the nominees listed in the accompanying proxy statement is in the best interests of the Company and its stockholders, and accordingly, recommends a vote "FOR" such nominees on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004 (by facsimile (212) 590-5150).

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.


                                         Sincerely yours,


                                         /s/ Robert J. Laikin
                                         ----------------------------------
                                         Robert J. Laikin
                                         Chairman of the Board and
                                         Chief Executive Officer

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, APRIL 16, 1998

                              --------------------


To the Stockholders of BRIGHTPOINT, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Brightpoint, Inc. will be held on Thursday, April 16, 1998, at 10:00 A.M. local time at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204, for the following purposes:

         1. To elect three (3) Class I directors to hold office until the Annual Meeting of Stockholders to be held in 2001 and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on March 5, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                      By Order of the Board of Directors,




                                      /s/ Steven E. Fivel
                                      -----------------------------
                                      Steven E. Fivel
                                      Secretary


March 16, 1998
--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 16, 1998


         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Brightpoint, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 16, 1998, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about March 16, 1998.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are: 6402 Corporate Drive, Indianapolis, Indiana 46278, Telephone
No.: (317) 297-6100.


                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on March 5, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 51,443,324 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                     VOTING PROCEDURES AND PROXY INFORMATION

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

         In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non- vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

         The Company's By-laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Stockholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting, three (3) Class I directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2001. It is the intention of the Board of Directors to nominate J. Mark Howell, Stephen H. Simon and Todd H. Stuart as Class I directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

         The following table sets forth the names, ages and principal occupations of the nominees for election at this Annual Meeting of Stockholders and the length of continuous service as a director of the Company:

                                CLASS I DIRECTORS
                                 (To be elected)
                             (Term Expires in 2001)

                                                         Principal Occupation
             Nominee              Age                        or Employment                         Director Since
             -------              ---                        -------------                         --------------

J. Mark Howell..................   33        President and Chief Operating Officer                      1994
                                             of the Company

Stephen H. Simon................   32        President and Chief Executive                              1994
                                             Officer, Melvin Simon & Associates,
                                             Inc.

Todd H. Stuart..................   32        Vice President and Director of                             1997
                                             Transportation of Stuart's Inc.


         The following tables set forth similar information with respect to incumbent directors in Class II and Class III of the Board of Directors who are not nominees for election at this Annual Meeting of Stockholders:

                               CLASS II DIRECTORS
                             (Term Expires in 1999)

                                                         Principal Occupation
             Nominee              Age                        or Employment                         Director Since
             -------              ---                        -------------                         --------------

Robert J. Laikin................   34        Chairman of the Board and Chief                            1989
                                             Executive Officer of the Company

Robert F. Wagner................   63        Partner of Law Firm of Lewis & Wagner                      1994

Rollin M. Dick..................   66        Executive Vice President and Chief                         1994
                                             Financial Officer of Conseco, Inc.


                               CLASS III DIRECTORS
                             (Term Expires in 2000)


                                                         Principal Occupation
             Nominee              Age                        or Employment                         Director Since
             -------              ---                        -------------                         --------------

John W. Adams..................... 49        Vice President of Browning Investments, Inc.               1994

T. Scott Housefield............... 40        Executive Vice President of the Company                    1993

Steven B. Sands................... 39        Co-Chairman and Chief Executive Officer of                 1994
                                             Sands Brothers & Co., Ltd.


         Set forth below is a description of the backgrounds of each of the directors and executive officers of the Company:

         Robert J. Laikin, a founder of the Company, has been a director of the Company since its inception in August 1989. Mr. Laikin has been Chairman of the Board and Chief Executive Officer of the Company since January 1994. Mr. Laikin was President of the Company from June 1992 until September 1996 and Vice President and Treasurer of the Company from August 1989 until May 1992. From July 1986 to December 1987, Mr. Laikin was Vice President and, from January 1988 to February 1993, President of Century Cellular Network, Inc., a company engaged in the retail sale of cellular telephones and accessories.

         J. Mark Howell has been a director of the Company since October 1994. Mr. Howell has been President of the Company since September 1996 and Chief Operating Officer of the Company since September 1995. He was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company from July 1994 until September 1996. From July 1992 until joining the Company, Mr. Howell was Corporate Controller for ADESA Corporation, a company which owns and operates automobile auctions in the United States and Canada. Prior thereto, Mr. Howell was a Manager with Ernst & Young LLP.

         T. Scott Housefield has been a director of the Company since January 1993 and Executive Vice President of the Company since July 1994. From January 1993 to June 1994, Mr. Housefield was Chief Financial Officer of the Company and, from January 1994 to July 1994, he was Chief Operating Officer of the Company. Prior thereto, Mr. Housefield owned and operated Housefield Marketing Corp., a company engaged in the wholesale distribution of textiles.

         John W. Adams has been a director of the Company since April 1994. Since October 1983, Mr. Adams has been Vice President of Browning Investments, Inc., a commercial real estate development company. Mr. Adams is a trustee of Century Realty Trust, a publicly-held real estate investment trust.

         Rollin M. Dick has been a director of the Company since April 1994. Since February 1986, Mr. Dick has been Executive Vice President and Chief Financial Officer of Conseco, Inc., a publicly-held life insurance holding company. Mr. Dick is also a director of Conseco, Inc. and a director of General Acceptance Corporation, a publicly-held automotive finance company.

         Steven B. Sands has been a director of the Company since May 1994. Since 1990, Mr. Sands has been Co-Chairman and Chief Executive Officer of Sands Brothers & Co., Ltd., an investment banking firm. Mr. Sands is a director of Semiconductor Packaging Materials Co., Inc., a semiconductor components manufacturer, Command Security Corp., a provider of security guards, and The Village Green Bookstore, Inc., a bookstore owner and operator, each a publicly-held company.

         Stephen H. Simon has been a director of the Company since April 1994. Mr. Simon has been President and Chief Executive Officer of Melvin Simon & Associates, Inc., a privately-held shopping center development company, since February 1997. From December 1993 until February 1997, Mr. Simon was Director of Development for SDG Administrative Services Partnership, L.P., an affiliate of Simon DeBartolo Group, a publicly-held real estate investment trust. From November 1991 to December 1993, Mr. Simon was Development Manager of Melvin Simon & Associates, Inc.

         Todd H. Stuart has been a director of the Company since November 1997. Mr. Stuart has been Vice President, since May 1993, and Director of Transportation, since May 1985, of Stuart's Inc., a provider of domestic and international logistics and transportation services. Mr. Stuart is a director of The National Bank of Indianapolis.

         Robert F. Wagner has been a director of the Company since April 1994. Mr. Wagner has been engaged in the practice of law with the firm of Lewis & Wagner since 1973.

         Dana E. Marlin, has been an Executive Vice President of the Company since August 1997. From August 1996 to August 1997 he was the Managing Director of the Company's Asia-Pacific division. Mr. Marlin joined Brightpoint in August 1996 as part of the formation of Brightpoint International Ltd. ("BIL"), a joint venture established by the Company and Technology Resources International Limited ("TRI"). Prior to joining the Company, Mr. Marlin was a principal of TRI (whose interest in BIL was acquired by the Company in November 1996) since its formation in July 1995. From January 1994 to June 1995, Mr. Marlin was Executive Vice President, Sales at Novatel Communications Ltd., a wireless telecommunications technology company, and during 1993 he was Vice-President - Purchasing at CellStar Corporation, a distributor of wireless handsets and accessories.

         Phillip A. Bounsall, age 37, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since October 1996. From 1994 until September 1996, Mr. Bounsall was Chief Financial Officer of Walker Information, Inc., a provider of customer satisfaction measurement and other information services. Previously, Mr. Bounsall was a senior manager with Ernst & Young LLP, where he worked for 12 years.

         Steven E. Fivel, age 37, has been Executive Vice President, General Counsel and Secretary of the Company since January 1997. From December 1993 until January 1997, Mr. Fivel was an attorney with SDG Administrative Services Partnership, L.P., an affiliate of Simon DeBartolo Group, a publicly-held real estate investment trust. From February 1988 to December 1993, Mr. Fivel was an attorney with Melvin Simon & Associates, Inc., a privately-held shopping center development company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, Steven E. Fivel made a late filing of a Form 3.


                      MEETINGS OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. In addition, the Board took other action by unanimous written consent in lieu of a meeting. During 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

         The Board of Directors maintains a Compensation Committee which has the power to establish the compensation policies of the Company and the specific compensation of the Company's executive officers and to administer the Company's 1994 Stock Option Plan, 1996 Stock Option Plan and Non-Employee Director Stock Option Plan. The current members of the Compensation Committee are Messrs. Wagner and Adams. During 1997, the Compensation Committee held five meetings.

         The Board of Directors also maintains an Audit Committee which has the power to recommend to the Board, and monitor the performance of, the firm of independent public accountants to be selected by the Company and supervise the audit and financial procedures of the Company. The current members of the Audit Committee are Messrs. Dick and Simon. During 1997, the Audit Committee held three meetings.

         The Board of Directors has also designated an Executive Committee which meets periodically, as needed, and is comprised of Messrs. Dick, Howell, Laikin and Wagner. The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table discloses for the periods presented the compensation for the person who served as the Company's Chief Executive Officer and for each of the five highest paid (not including the Chief Executive Officer) executive officers of the Company whose total individual compensation exceeded $100,000 for the Company's fiscal year ended December 31, 1997 (the "Named Executives"):

                                                                                                                  Long-Term
                                                                         Annual Compensation                 Compensation Awards
                                                                --------------------------------        ---------------------------
                                                                                                            Securities Underlying
Name and Principal Position                         Year             Salary               Bonus                    Options
------------------------------------------      ----------      ---------------     ---------------     ---------------------------

Robert J. Laikin.............................      1997            $200,000            $700,000                   200,000
Chief Executive Officer                            1996             180,000             200,000                   750,000
                                                   1995             120,000             105,000                   585,938

J. Mark Howell...............................      1997             200,000             700,000                   200,000
President and Chief Operating Officer              1996             150,000             175,000                   750,000
                                                   1995              90,000              85,000                   351,564

Dana E. Marlin...............................      1997             162,700             200,000                   400,000
Executive Vice President                           1996              62,700(1)          250,000                    44,250
                                                   1995                  --                  --                        --

T. Scott Housefield..........................      1997             200,000             700,000                   200,000
Executive Vice President                           1996             150,000             175,000                   750,000
                                                   1995              90,000              60,000                   117,188

Phillip A. Bounsall..........................      1997             125,000             300,000                    50,000
Executive Vice President, Chief                    1996              26,042(2)          125,000(3)                187,750
Financial Officer and Treasurer                    1995                  --                  --                        --

Steven E. Fivel..............................      1997             125,000             325,000(4)                143,750
Executive Vice President, General                  1996                  --                  --                        --
Counsel and Secretary                              1995                  --                  --                        --


---------------

(1) Mr. Marlin's employment with the Company commenced on August 1, 1996.

(2) Mr. Bounsall's employment with the Company commenced on October 14, 1996.

(3) Includes a signing bonus of $100,000.

(4) Includes a signing bonus of $25,000.

Option Grants in Last Fiscal Year

         The following table provides information with respect to individual stock options granted during fiscal 1997 to each of the Named Executives:

                                                  % of Total
                                    Shares          Options                                        Potential Realizable Value at
                                  Underlying      Granted to                                          Assumed Annual Rates of
                                   Options       Employees in       Exercise     Expiration         Stock Price Appreciation for
              Name                Granted(1)      Fiscal Year     Price ($/sh)      Date                   Option Term(2)
----------------------------  ---------------    ------------     -----------    -----------       -----------------------------

                                                                                                       5%                10%
                                                                                                    --------          ---------
Robert J. Laikin............      200,000           6.3%             $13.00        10/25/02         $718,332          $1,587,326

J. Mark Howell..............      200,000           6.3%              13.00        10/25/02          718,332           1,587,326

Dana E. Marlin..............      100,000(3)        3.1%              11.20        01/13/02          309,435             683,771
                                  100,000           3.1%              15.50        08/25/02          428,236             946,291
                                  200,000           6.3%              13.00        10/25/02          718,332           1,587,326

T. Scott Housefield.........      200,000           6.3%              13.00        10/25/02          718,332           1,587,326

Phillip A. Bounsall.........       50,000           1.6%              13.00        10/25/02          179,583             396,832

Steven E. Fivel.............       93,750(3)        2.9%               9.70        01/19/02          251,244             555,183
                                   50,000           1.6%              13.00        10/25/02          179,583             396,832


--------------------

(1) All options were granted under the Company's 1994 Stock Option Plan, except as indicated below, and are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(3)      These options were granted under the Company's 1996 Stock Option Plan.

Aggregated Option Exercises and Fiscal Year-End Option Values

         The following table sets forth information concerning each exercise of stock options by each of the Named Executives during the fiscal year ended December 31, 1997 and the value of unexercised stock options held by the Named Executives as of December 31, 1997:

                                                                       Number of Securities               Value of Unexercised
                                                                      Underlying Unexercised              In-the-Money Options
                                    Shares                         Options at December 31, 1997         at December 31, 1997 (1)
                                  Acquired on       Value          ----------------------------      -------------------------------
Name                               Exercise        Realized        Exercisable     Unexercisable     Exercisable       Unexercisable
----                              ----------      ----------       -----------     -------------     -----------       -------------

Robert J. Laikin............       690,104       $5,350,713           302,086          778,124       $2,433,933          $4,781,474

J. Mark Howell..............            --               --           406,252          778,124        3,479,239           4,781,474

Dana E. Marlin..............            --               --            44,250          400,000          392,719             442,500

T. Scott Housefield.........       117,188          764,066           250,000          700,000        1,911,250           3,997,500

Phillip A. Bounsall.........            --               --            62,500          175,000          477,813             999,375

Steven E. Fivel.............            --               --                --          143,750               --             435,156



----------------

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock.

Director Compensation

         For the fiscal year ended December 31, 1997, each non-employee director received cash compensation of $10,000 per annum, $2,500 for each meeting of the Board of Directors attended, and $1,000 for each meeting of a committee of the Board of Directors attended. The Company has adopted a Non-Employee Director Stock Option Plan (the "Director Plan") pursuant to which non-employee directors are eligible to receive options to purchase an aggregate of 937,500 shares. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 10,000 shares of Common Stock upon first becoming a director and, thereafter, an annual grant, in January of each year, of options to purchase 4,000 shares. All of such options are granted at fair market value on the date of grant and are exercisable as to all of the shares covered thereby commencing one year from the date of grant. To date, the Company has granted to each of Messrs. Adams, Dick, Sands, Simon and Wagner options to purchase 94,625 shares of Common Stock pursuant to the Director Plan and 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan and has granted Mr. Stuart options to purchase 24,000 shares of Common Stock pursuant to the Director Plan. During the year ended December 31, 1997, the Company granted options to purchase 20,000 shares, at an average exercise price of $12.80 per share (giving effect to all stock splits), to each of Messrs.
Adams, Dick, Sands, Simon, Stuart and Wagner.

Employment Agreements

         The Company has entered into five-year "evergreen" employment agreements with each of Messrs. Laikin, Howell and Housefield which are automatically renewable for successive one-year periods and provide for an annual base compensation of $200,000 and such bonuses as the Compensation Committee of the Board of Directors may from time to time determine. If the Company provides the employee with notice that it desires to terminate the agreement, there is a final five-year term commencing on the date of such notice. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter. The employment agreements also provide that if the employee's employment is terminated under certain circumstances, including as a result of a "change of control," the employee will be entitled to receive severance pay equal to ten times the total compensation (including salary, bonus, the value of all perquisites and the value of all stock options received or earned by the employee) received from the Company during the twelve months prior to the date of termination. For purposes of such agreements, a "change of control" shall be deemed to occur, unless previously consented to in writing by the respective employee, upon (i) the actual acquisition, or the execution of an agreement to acquire, 20% or more of the voting securities of the Company by any person or entity not affiliated with the respective employee (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the commencement of a tender or exchange offer for more than 20% of the voting securities of the Company by any person or entity not affiliated with the respective employee, (iii) the commencement of a proxy contest against management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least 20% of the voting securities of the Company,
(iv) a vote by the Board of Directors to merge, consolidate or sell all or substantially all of the assets of the Company to any person or entity not affiliated with the respective employee, or (v) the election of directors constituting a majority of the Board of Directors who have not been nominated or approved by the respective employee. In addition, the Company has entered into three-year "evergreen" employment agreements with each of Messrs. Bounsall and Fivel, which are automatically renewable for successive one-year periods, provide for an annual base compensation of $150,000 as of January 1, 1998 and provide otherwise for substantially the same terms as the employment agreements described above, except that if the employee's employment is terminated under certain circumstances, including as a result of a change of control, the employee will be entitled to receive severance pay equal to three times the compensation received from the Company during the twelve months prior to the date of termination.

Compensation Committee Interlocks and Insider Participation

         The Company has a Compensation Committee of the Board of Directors currently consisting of Messrs. Wagner and Adams. Decisions as to executive compensation are made by the Board of Directors, primarily upon the recommendation of such Committee. The Board of Directors has not modified or rejected any recommendations of the Compensation Committee as to the compensation of the Company's executive officers. During the fiscal year ended December 31, 1997, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

Report on Executive Compensation

         As noted above, compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Compensation Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above.

         Compensation for executive officers consists of base salary, bonus and stock option awards. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company. The Compensation Committee reviews the salary of executive officers for reasonableness based on job responsibilities and a limited review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining to increase the base salaries of the Company's executives during 1997, the Committee considered the Company's significant growth, including significantly increased levels of revenues and net income and the expanded scope of the Company's operations. Salaries are reevaluated by the Committee each year to determine whether such salaries are reasonable in light of each executive's expected duties.

         Bonuses for the Company's executive officers are not determined through the use of specific criteria. Rather, the Committee bases bonuses on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements. In determining the amount of bonuses awarded during the fiscal year ended December 31, 1997, the Committee considered the Company's significantly increased levels of revenues and profitability for the year ended December 31, 1997 and each executive's contribution to the growth of the Company. In addition, the Compensation Committee awarded special bonuses during 1997 to the Company's executive officers, which were directly related to, and paid from, the gain received by the Company in 1997 in connection with the sale of an equity investment.

         Stock options awards under the Company's Employee Stock Option Plan are intended to attract, retain and motivate senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards during 1997 was determined by the Committee on an informal basis. The Committee's determination as to the size of actual awards to individual executives was subjective, after taking into account the relative responsibilities and contributions of the individual executives. The number or value of options or "restricted stock" currently held by an executive is not taken into account in determining the number of stock options granted.

         In reviewing Mr. Laikin's performance and determining compensation, the Committee considered the Company's overall performance, including increased earnings per share, revenue growth, enhancements in customer service and the significantly expanded scope of the Company's operations. Mr. Laikin's base salary, bonus and stock option awards for the year ended December 31, 1997 were based on the Company's overall performance, with no component of such compensation based on any particular measure of performance, except for the special bonus discussed above.



                                                         COMPENSATION COMMITTEE
                                                         Robert F. Wagner
                                                         John W. Adams

                             STOCK PERFORMANCE GRAPH

         The following line graph compares, from April 7, 1994, the first day on which the Company's Common Stock was publicly traded, through December 31, 1997, the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the stocks comprising the NASDAQ Market Value Index, the Media General Financial Services Electronic Equipment Distributors Industry Group Index and a Peer Group Index. The comparison assumes $100 was invested on April 7, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of companies engaged in the wholesale distribution of electronic parts and electronic communications equipment with market capitalizations ranging from $60,000,000 to $974,000,000. These companies are Reptron Electronics Inc., NU Horizons Electronics Corp., Audiovox Corp., Sterling Electronics Corp., Richardson Electronics Ltd., Bell Industries Inc., Pioneer Standard Electronics Inc., Wyle Electronics Inc., Kent Electronics Corp., Cellstar Corp., and TESSCO Technologies, Inc. Historical stock price is not necessarily indicative of future stock price performance.

                COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,
               INDUSTRY INDEX, PEER GROUP AND NASDAQ MARKET INDEX


    1100|------------------------------------------------------------------|
        |                                                               o  |
        |                                                                  |
    1000|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     900|----------------------------------------------o-------------------|
        |                                                                  |
        |                                                                  |
     800|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     700|------------------------------------------------------------------|
  D     |                                                                  |
  O     |                                                                  |
  L  600|------------------------------------------------------------------|
  L     |                                                                  |
  A     |                                                                  |
  R  500|------------------------------------------------------------------|
  S     |                                                                  |
        |                                                                  |
     400|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     300|--------------------------------o---------------------------------|
        |                                                                  |
        |                o                                                 |
     200|------------------------------------------------------------------|
        |                                #             #                *# |
        |                #               *            ^*                 ^ |
     100|o#^*------------*^--------------^---------------------------------|
        |                                                                  |
        |                                                                  |
       0|-|--------------|---------------|-------------|----------------|--|
        4/7/94        12/3/94        12/31/95       12/31/96        12/31/97

             o  Brightpoint, Inc        # Old Peer Group
             ^  NASDAQ Market Index     * MG Group Index



                                    4/7/94          12/31/94           12/31/95          12/31/96          12/31/97
                                    ------          --------           --------          --------          --------
Brightpoint, Inc................      $100           $248.00            $282.50           $892.05         $1,040.11
Peer Group......................       100            120.33             181.67            166.36            172.62
Industry Index-MG Group.........       100            104.37             112.79            123.86            159.32
NASDAQ Market Index.............       100            102.34             132.74            164.95            201.77

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, based on information obtained from the persons named below, (i) by each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Named Executives, (iii) by each of the Company's directors, and (iv) by all executive officers and directors of the Company as a group:


                                                                 Amount and Nature of                 Percentage of
                          Name and Address of                         Beneficial                       Outstanding
                          Beneficial Owner(1)                        Ownership(2)                     Shares Owned
                          -------------------                        ------------                     ------------


Robert J. Laikin(3).......................................             1,026,714                           2.0%

J. Mark Howell(4).........................................               328,130                            *

Dana E. Marlin(5).........................................               750,000                           1.5%

T. Scott Housefield(6)....................................                    --                            *

Phillip A. Bounsall(7)....................................                    --                            *

Steven E. Fivel(8)........................................                    --                            *

Rollin M. Dick (9)........................................             1,074,999                           2.1%

Steven B. Sands(10).......................................               119,125                            *

John W. Adams(11).........................................                43,750                            *

Stephen H. Simon(12)......................................                25,000                            *

Robert F. Wagner(13)......................................                25,000                            *

Todd H. Stuart (14).......................................                    --                            *

AMVESCAP PLC (15).........................................             4,079,980                           7.9%

The Capital Group Companies, Inc.
Capital Research and Management Company
SMALLCAP World Fund, Inc.(16).............................             2,732,500                           5.3%

All executive officers and directors as a group (twelve
persons)(17)..............................................             3,392,718                           6.5%


----------------------
*        Less than 1%.

(1) The address for each of such individuals, unless specified otherwise in a subsequent footnote, is in care of the Company, 6402 Corporate Drive, Indianapolis, Indiana 46278.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person

         (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 78,330 shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 900,000 shares. During October and November 1997, Mr. Laikin sold call options covering an aggregate of 948,382 of his shares and purchased put options covering an aggregate of 948,382 of his shares. The call and put options become exercisable on either November 1, 1999 or May 5, 2000 and expire at the end of the date they first become exercisable.

(4) Represents shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 900,000 shares.

(5) Does not include options to purchase 500,000 shares. During October and November 1997, Mr. Marlin sold call options covering an aggregate of 716,000 of his shares and purchased put options covering an aggregate of 716,000 of his shares. The call and put options become exercisable on either October 29, 1999 or April 8, 2000 and expire at the end of the date they first become exercisable.

(6)      Does not include options to purchase 900,000 shares.

(7)      Does not include options to purchase 250,000 shares.

(8)      Does not include options to purchase 187,500 shares.

(9) Includes: (i) 984,374 shares held in the name of Rollin M. Dick and Helen E. Dick 1996 Grantor Retained Annuity Trust II, and (ii) 90,625 shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 14,000 shares.

(10) Includes: (i) 7,500 shares held by Ponderosa Partners, L.P., of which Mr. Sands is a controlling stockholder, officer and director of the corporate general partner, (ii) 20,000 shares held by Katie & Adam Bridge Partners, L.P., of which Mr. Sands has a 50% equity interest in the corporate general partner, (iii) 1,000 shares held by Ben Sands and Steven Sands, as to which Mr. Sands has a 50% beneficial interest, and
         (iv) 90,625 shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 14,000 shares.

(11) Represents shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 14,000 shares.

(12) Represents shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 14,000 shares.

(13) Represents shares underlying options which are exercisable within 60 days of the Record Date. Does not include options to purchase 14,000 shares.

(14)     Does not include options to purchase 24,000 shares.

(15) Based solely on Form 13-G filed with the Commission by AMVESCAP PLC, a parent holding company, as part of a group consisting of itself and the following of its subsidiaries: AVZ, Inc., Aim Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holding, Inc., INVESCO Funds Group, Inc. and INVESCO Management & Research, Inc., with respect to the group's shares voting and dispositive power over the shares. The principal business address for AMVESCAP PLC is 11 Devonshire Square, London EC2M 4YR, England.

(16) Based solely on Form 13-G jointly filed with the Commission by (i) The Capital Group Companies, Inc. ("CGC"), the parent holding company of six investment management companies, including Capital Research and Management Company ("CRMC"), (ii) CRMC, an investment advisor and wholly-owned subsidiary of CGC, and (iii) SMALLCAP World Fund, Inc. ("SCWF"), an investment company which is advised by CRMC, pursuant to which each of CGC and CRMC reported sole dispositive power over the shares (in the case of CRMC, because such shares are under CRMC's discretionary investment management and, in the case of CGC, because, as a parent company of several investment managers, it is deemed the "beneficial holder" of the aggregate holdings of all of the accounts managed by its subsidiaries) and SCWF reported sole voting power over the shares. The principal business address for the filers was listed as 333 South Hope Street, Los Angeles, CA 90071.

(17) Includes an aggregate of 681,460 shares underlying options which are exercisable within 60 days of the Record Date, including those listed in notes (3), (4) and (9) through (13), above.


                              CERTAIN TRANSACTIONS

         Century Cellular Network, Inc. ("Century"), a company 50% owned by Robert J. Laikin, Chairman of the Board of the Company, was a customer and supplier to the Company until December 31, 1996. For the year ended December 31, 1997, the Company received approximately $679,000 from Century in full payment of certain accounts receivable outstanding as of December 31, 1996.

         In May 1997, in connection with the assignment from Century to the Company of certain leasehold premises located in Indianapolis which were previously guaranteed by Mr. Laikin, the third-party landlord under such lease released Mr. Laikin from his personal guaranty.

         The Company utilizes the services of a third party for the purchase of corporate gifts, promotional items and standard and personalized corporate stationery. Mrs. Judy Laikin, the mother of Robert J. Laikin, owns this advertising specialty company. For the year ended December 31, 1997, the Company purchased approximately $386,386 of services and products from this party. The Company believes these purchases by the Company were made on terms no less favorable than could be made from an unrelated party.

                              INDEPENDENT AUDITORS

         The Company has engaged Ernst & Young LLP as its independent auditors since October 1994. Ernst & Young LLP reported on the financial statements of the Company for the fiscal year ended December 31, 1997 and it is currently anticipated that Ernst & Young LLP will be selected by the Board of Directors to audit and report on the financial statements of the Company for the year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholders who wish to present proposals appropriate for consideration at the Company's 1998 Annual Meeting of Stockholders to be held in 1999 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 31, 1998 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 5, 1998. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                BRIGHTPOINT, INC.
                              6402 CORPORATE DRIVE
                           INDIANAPOLIS, INDIANA 46278
                         ATTENTION: Phillip A. Bounsall

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                     By order of the Board
                                                     of Directors,


                                                     Steven E. Fivel
                                                     Secretary


March 16, 1998

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints ROBERT J. LAIKIN and J. MARK HOWELL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Brightpoint, Inc. (the "Company") on Thursday, April 16, 1998, at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

ELECTION OF CLASS I DIRECTORS:
[ ] FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY
    (except as marked to the                        to vote for all nominees
    contrary below).                                listed below.

               J. Mark Howell, Steven H. Simon and Todd H. Stuart


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

________________________________________________________________________________
                                    (Continued and to be signed on reverse side)

1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                                        DATED: ___________________________, 1998
                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                                  Signature if held jointly


 Please mark, sign, date and return this proxy card using the enclosed envelope.